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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2000 (except for Note V, for which the date is November 28, 2000) relating to the financial statements and financial statement schedules, which appears in the Vesta Insurance Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







                                              /s/ PricewaterhouseCoopers LLP




March 1, 2001